THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE, OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

SECURED PROMISSORY NOTE

$[_____]	January [__], 2008
Rochester, New York

FOR VALUE RECEIVED, DOCUMENT SECURITY SYSTEMS, INC. (the “Borrower”), promises to pay to FAGENSON & CO., INC. (the “Agent”) on behalf of the Lenders (as defined in that certain Credit Agreement, dated January 4, 2008, between the Agent and the Borrower), or to its order, the principal sum of ____________ U.S. DOLLARS ($______________) (the “Principal Amount”), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rate(s) provided below.

This Secured Promissory Note (this “Note”) is one of a series of Secured Promissory Notes in the aggregate principal of up to $3,000,000 containing substantially identical terms and conditions (the “Notes”) issued by the Borrower to the Agent on behalf of the Lenders. The Notes are pari passu such that all Notes are ranked equally, and no payments shall be made by the Borrower under any of the Notes unless a pro rata payment is simultaneously made under all other Notes. Terms not defined herein shall have the meaning ascribed to them in that certain Credit Agreement, dated January 4, 2008, between the Agent and the Borrower.

Subject to applicable law, the Notes will be senior in all respects (including the right of payment) to all other indebtedness of the Borrower now existing or hereafter incurred.

1. Maturity. The aggregate Principal Amount, together with all accrued interest thereon and expenses incurred by the Agent in connection herewith (cumulatively, the “Outstanding Amount”), shall be due and payable in full on the earliest to occur of (the earliest of such events, the “Maturity Date”): (i) January 4, 2010 (the “Scheduled Maturity Date”) and (ii) the acceleration of this Note upon the occurrence of an Event of Default. Unless payment is made following a demand therefor by the Agent, the Borrower shall provide the Agent with not less than five (5) business days’ prior written notice of its intent to repay the amounts outstanding hereunder.

2. Interest. This Note shall bear interest at a rate of two percent (2%) in excess of the then in effect one-year LIBOR rate per annum. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. All accrued interest on this Note shall be due and payable on the first day of each calendar quarter commencing with the first calendar quarter following the disbursement of any Revolving Credit Loan. From and after the occurrence of an Event of Default, the unpaid principal balance of this Note and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to four (4%) percent over the then applicable interest rate due under each Loan (the “Default Rate”).

3. Payment; Usury. All payments by the Borrower under this Note shall be made in United States Dollars without deduction, set-off or counterclaim and shall be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is required by law. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Unless otherwise expressly provided in this Note, the Borrower, to the extent permitted by applicable law, waives presentment for payment, protest, and demand, and notice of protest, demand, and/or dishonor and nonpayment of this Note, notice of any Event of Default under this Note, and all other notices or demands otherwise required by law that the Borrower may lawfully waive. All agreements between the Borrower and the Agent are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Agent for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Agent should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the principal amount of this Note has been paid in full, shall be refunded to the Borrower.

Immediately upon full repayment or conversion of the Outstanding Amount in accordance with the terms hereof, the Borrower shall be released from the repayment obligation or the conversion obligation set forth in this Note, the pledge and security interest shall be terminated, and the Agent shall execute releases of financing statements.

4. Security Interest and Collateral. This Note is secured by a first priority security interest on the Collateral pursuant to the terms of the Security Agreement, of even date hereof, made by the Borrower in favor of the Agent (the “Security Agreement”).

5. Replacement of Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Note, a new Note, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

6. Miscellaneous.

(a) Authority and Enforceability; Etc. The Borrower hereby represents and warrants to the Agent that:

(i) it has full power and authority and has taken or shall take all required corporate and other action necessary to permit it to execute, deliver, and perform all of its obligations contained in this Note, the Security Agreement, and any other documents or instruments delivered in connection herewith, and to borrow hereunder, and such actions to the best of its knowledge will not violate any provision of law applicable to, or the organizational documents of, the Borrower, or result in the breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it is bound, which default has not been waived in writing on or prior to the date hereof;

(ii) this Note has been duly authorized and validly executed by and is the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(iii) neither the execution and delivery by the Borrower of this Note, nor the performance by the Borrower of its obligations hereunder, requires the consent, approval or authorization of any person or governmental authority, which consent, approval, or authorization has not been obtained; and

(b) Notices. All notices to any party required or permitted hereunder shall be in writing and shall be sent to the address or facsimile number set forth for such party as follows:

(i) If to the Agent:

FAGENSON & CO., INC.
60 Broad Street
39TH Floor
New York, NY 10004
Attention: Robert Fagenson

(ii) If to Company:

DOCUMENT SECURITY SYSTEMS, INC.
28 East Main Street
Suite 1525
Rochester, NY 14614
Attention: Chief Executive Officer

Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a recognized national overnight courier, specifying next day delivery, or two days after deposit with a recognized international overnight courier, specifying two day delivery, in each case with written verification of receipt.

(c) Waiver. No failure to exercise, and no delay in exercising, on the part of the Agent, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(d) Amendments. Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Agent.

(e) Expenses. Any reasonable expense incurred by the Agent (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the administration, or enforcement of this Note and any other document executed by the Borrower in connection with the obligations of Borrower hereunder or any amendment hereto or thereto, or the exercise of any right or remedy upon the occurrence of an Event of Default, including, without limitation, the recording and filing fees to perfect the liens granted under the Security Agreement and the costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Borrower within 15 days of receiving written notice thereof from the Agent. Any such expense incurred by the Agent and not timely paid by the Borrower shall be added to the other obligations hereunder and shall earn interest at the same rate per annum as the principal hereunder.

(f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles.

(g) Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note shall not be assignable by any Agent without the prior written consent of the Borrower, provided that the Agent may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any entity controlled by, controlling or under common control with the Agent. The Borrower may not assign this Note without prior written consent of the Agent, provided that the Borrower may assign this Note to any successor of all or substantially all of its assets or business, or any entity surviving the merger, combination or consolidation with the Borrower.

(h) Entire Agreement. This Note and any other agreement or instrument entered into in connection herewith contains the entire agreement of the Borrower and the Agent with respect to the subject matter hereof.

(i) Confidentiality. In addition to separate confidentiality agreement, if any, each Agent will at all times keep confidential and not divulge, use or make accessible to anyone the terms and conditions of this Agreement and the transactions described herein, and any non-public material information concerning or relating to the business or financial affairs of the Borrower to which such party has been or will become privy relating to this Agreement, except to its employees and advisors in such capacity, as required to perform its obligations hereunder, if required by law or rules of a stock exchange on which its or its parent’s securities are listed, or with the prior written consent of the Borrower.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

DOCUMENT SECURITY SYSTEMS, INC.

By:
Name: Patrick White Title: Chief Executive Officer